Exhibit 25(a)
        _________________________________________________________________
                                  UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                              ______________________

                                     FORM T-1

        STATEMENT OF ELIGIBILITY AND QUALIFICATION UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

        CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) ___________
                              ______________________

                              BANKERS TRUST COMPANY
               (Exact name of trustee as specified in its charter)

       NEW YORK                                 13-4941247
   (Jurisdiction of Incorporation               (I.R.S. Employer
   if not a U.S. national bank)                 Identification n.)


   FOUR ALBANY STREET
   NEW YORK, NEW YORK                           10006
   (Address of principal                        (Zip Code)
   executive offices)
                        _________________________________

                          NORTHWEST NATURAL GAS COMPANY
               (Exact name of obligor as specified in the charter)


       OREGON                                   93-0256722
   (State or other jurisdiction of              (I.R.S. employer
   Incorporation or organization)               Identification no.)


   ONE PACIFIC SQUARE
   220 N.W. SECOND AVENUE
   PORTLAND, OREGON                             97209
   (Address of principal executive offices)     (Zip Code)
                          ______________________________

                               FIRST MORTGAGE BONDS
                       (Title of the indenture securities)
   _________________________________________________________________

   ITEM   1. GENERAL INFORMATION.
             Furnish the following information as to the trustee.

             (a) Name and address of each examining or supervising authority to which it is subject.

             NAME                                   ADDRESS
             ----                                   -------

             Federal Reserve Bank (2nd District)    New York, NY
             Federal Deposit Insurance Corporation  Washington, D.C.
             New York State Banking Department      Albany, NY

             (b)  Whether it is authorized to exercise corporate trust powers.

                  Yes.

   ITEM  2.  AFFILIATIONS WITH OBLIGOR.

             If the obligor is an affiliate of the Trustee, describe each such affiliation.

             None.

   ITEM   3.-15.  NOT APPLICABLE

   ITEM  16. LIST OF EXHIBITS.

             EXHIBIT 1 -    Restated Organization Certificate of Bankers Trust
                            Company dated August 7, 1990 and Certificate of
                            Amendment of the Organization Certificate of Bankers Trust Company dated June 23, 1992 -
                            Incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No.
                            33-48267.

             EXHIBIT 2 -    Certificate of Authority to commence business -
                            Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No.
                            33-21047.

             EXHIBIT 3 -    Authorization of the Trustee to exercise corporate
                            trust powers - Incorporated herein by reference to
                            Exhibit 2 filed with Form T-1 Statement,
                            Registration No. 33-21047.

             EXHIBIT 4 -    Existing By-Laws of Bankers Trust Company, dated
                            as amended on September 21, 1993. - Incorporated herein by reference to Exhibit 4 filed with Form
                            T-1 Statement, Registration No. 33-52359.

             EXHIBIT 5 -    Not applicable.

             EXHIBIT 6 -    Consent of Bankers Trust Company required by
                            Section 321(b) of the Act. - Incorporated herein by reference to Exhibit 4 filed with Form T-1
                            Statement, Registration No. 22-18864.

             EXHIBIT 7 -    A copy of the latest report of condition of
                            Bankers Trust Company dated as of March 31, 1994 -
                            Attached

             EXHIBIT 8 -    Not Applicable

             EXHIBIT 9 -    Not Applicable

                                    SIGNATURE



        Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 16th day of May, 1994.


                                 BANKERS TRUST COMPANY



                                 By:  Shikha Dombek
                                      -------------------------------
                                      Shikha Dombek
                                      Assistant Secretary

   Legal Title of Bank:     Bankers Trust Company          Call Date: 3/31/94
   Address:                 130 Liberty Street
   City, State  ZIP:        New York, NY  10006
   FDIC Certificate No.:         0 0 6 2 3
   ST-BK:  36-4840          FFIEC 031
                            Page RC-1



   CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
   AND STATE-CHARTERED SAVINGS BANKS MARCH 31, 1994

   All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

   SCHEDULE RC--BALANCE SHEET

                                                                         C400
                          Dollar Amounts In Thousands   RFCD  Bil Mil Thou
   ASSETS
   1.  Cash and balances due from depository institutions (from Schedule RC-
   A):
       a.  Noninterest-bearing balances and currency
          and coin(1)___________                      0081   1,764,000  1.a.
       b.  Interest-bearing balances (2)_____________  0071   1,588,000  1.b.
   2.  Securities:
       a.  Held-to-maturity securities (from Schedule
           RC-B, column A) _________________________   1754          0  2.a.
      b.  Available-for-sale securities (from
          Schedule RC-B, column D)_________________   1773   3,677,000  2.b.
   3.  Federal funds sold and securities purchased
       under agreements to resell in domestic offices
       of the bank and of its Edge and Agreement
       subsidiaries, and in IBFs:
       a.  Federal funds sold ______________________  0276   2,153,000  3.a.
       b.  Securities purchased under agreements to
           resell __________________________________  0277     979,000  3.b.
   4.  Loans and lease financing receivables:
       a.  Loans and leases, net of
           unearned income (from
           Schedule RC-C)  RCFD 2122      17,386,000                    4.a.
       b.  LESS:  Allowance for loan and lease
           losses _______  RCFD 3123       1,269,000                    4.b.
       c.  LESS:  Allocated transfer risk
           reserve ____    RCFD 3128               0                    4.c.
       d.  Loans and leases, net of unearned income,
            allowance, and reserve (item 4.a minus
           4.b and 4.c) ____________________________  2125  16,117,000  4.d.
   5.  Assets held in trading accounts _____________  3545  35,036,000  5.
   6.  Premises and fixed assets (including
       capitalized leases) _________________________  2145     704,000  6.
   7.  Other real estate owned (from
       Schedule RC-M) ______________________________  2150     248,000  7.
   8.  Investments in unconsolidated subsidiaries
       and associated companies (from Schedule RC-M)  2130     188,000  8.
   9.  Customers' liability to this bank on
       acceptances outstanding _____________________  2155     436,000  9.
   10. Intangible assets (from Schedule RC-M) ______  2143      10,000 10.
   11. Other assets (from Schedule RC-F) ___________  2160  10,462,000 11.
   12. Total assets (sum of items 1 through 11)_____  2170  73,362,000 12.



   ___________________
   (1)  Includes cash items in process of collection and unposted debits.
   (2)  Includes time certificates of deposit not held in trading accounts.

   Legal Title of Bank:     Bankers Trust Company    Call Date:  3/31/94
   Address:                 130 Liberty Street
   City, State    ZIP:      New York, NY  10006
   FDIC Certificate No.:    0 0 6 2 3

   ST-BK:  36-4840          FFIEC 031
                            Page RC-2

   SCHEDULE RC--CONTINUED

                               Dollar Amounts In Thousands      Bil Mil Thou
   LIABILITIES
   13.  Deposits:
        a.  In domestic offices
            (sum of totals of
            columns A and C from
            Schedule
            RC-E part I)                       RCON 2200  8,815,000  13.a.
            (1)  Noninterest-
                 bearing(1)    RCON 6631  3,691,000                  13.a.(1)
            (2)  Interest-
                 bearing       RCON 6636  5,124,000                  13.a.(2)
        b.  In foreign offices,
            Edge and Agreement
            subsidiaries, and
            IBFs (from Schedule
            RC-E part II)                      RCFN 2200 11,770,000  13.b.
            (1)  Noninterest-
                 bearing       RCFN 6631    570,000                  13.b.(1)
            (2)  Interest-
                 bearing       RCFN 6636 11,200,000                  13.b.(2)
   14.  Federal funds purchased and securities sold
        under agreements to repurchase in domestic
        offices of the bank and of its Edge and
        Agreement subsidiaries, and in IBFs:
        a.  Federal funds purchased            RCFD 0278  4,755,000  14.a.
        b.  Securities sold under
            agreements to repurchase           RCFD 0279    121,000  14.b.
   15.  a.  Demand notes issued to the
            U.S. Treasury                      RCON 2840          0  15.a.
        b.  Trading liabilities                RCFD 3548 19,956,000  15.b.
   16.  Other borrowed money:
        a.  With original maturity of
            one year or less                   RCFD 2332 11,599,000  16.a.
        b.  With original maturity of
            more than one year                 RCFD 2333  1,341,000  16.b.
   17.  Mortgage indebtedness and obligations
        under capitalized leases               RCFD 2910      9,000  17.
   18.  Bank's liability on acceptances
        executed and outstanding               RCFD 2920    436,000  18.
   19.  Subordinated notes and debentures      RCFD 3200  1,279,000  19.
   20.  Other liabilities (from
        schedule RC-G)                         RCFD 2930  9,107,000  20.
   21.  Total liabilities (sum of items
        13 through 20)                         RCFD 2948 69,188,000  21.

   22.  Limited-life preferred stock and
        related surplus                        RCFD 3282          0  22.
   EQUITY CAPITAL
   23.  Perpetual preferred stock and
        related surplus                        RCFD 3838    250,000  23.
   24.  Common stock                           RCFD 3230    852,000  24.
   25.  Surplus (exclude all surplus related
        to preferred stock)                    RCFD 3839    498,000  25.
   26.  a.  Undivided profits and capital
            reserves                           RCFD 3632  2,859,000  26.a.
        b.  Net unrealized holding gains
            (losses) on available-for-sale
            securities                         RCFD 8434     39,000  26.b.
   27.  Cumulative foreign currency
        translation adjustments                RCFD 3284   (324,000) 27.
   28.  Total equity capital (sum of
        items 23 through 27)                   RCFD 3210  4,174,000  28.
   29.  Total liabilities, limited-life
        preferred stock, and equity capital
        (sum of items 21, 22, and 28)          RCFD 3300 73,362,000  29.

   Memorandum
   To be reported only with the March Report of Condition.
   1.  Indicate in the box at the right the number
      of the statement below that best describes
      the most comprehensive level of auditing work
      performed for the bank by independent external
      auditors as of any date during 1993................       Number
                                                            RCFD 6724  2 M.1

   1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
   2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company
        (but not on the bank separately)
   3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
   4 = Director's examination of the bank performed by other external auditors (may be required by state chartering authority)
   5 = Review of the bank's financial statements by external auditors
   6 = Compilation of the bank's financial statements by external auditors
   7 = Other audit procedures (excluding tax preparation work)
   8 =  No external audit work

   --------------------------
   (1) Including total demand deposits and noninterest-bearing time and savings deposits.